UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 17, 2015

American Realty Capital Healthcare Trust II, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-55197	27-0929989
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 14th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant's telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

On June 17, 2015, American Realty Capital Healthcare Trust II, Inc. (the “Company”) held its 2015 Annual Meeting of Stockholders (together with any adjournments and reconvenements, the “Annual Meeting”). The Annual Meeting was adjourned to permit stockholders of record as of April 22, 2015, additional time to consider the proposals, and to enable the Company more time to solicit stockholder votes. The Annual Meeting was reconvened on June 19, 2015 and on June 22, 2015. At the Annual Meeting, the Company’s stockholders voted on the following proposals:

1.	To elect William M. Kahane, Randolph C. Read, Elizabeth K. Tuppeny and Dr. Robert J. Froehlich to the Company’s Board of Directors for one-year terms until the 2016 Annual Meeting of Stockholders and until their respective successor is duly elected and qualified;

2.	To ratify the audit committee’s appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2015;

3.	To amend certain provisions of the Company’s charter regarding the Company’s equity stock;

4.	To amend certain provisions of the Company’s charter regarding stockholder voting rights;

5.	To amend certain provisions of the Company’s charter regarding stockholder information rights;

6.	To amend certain provisions of the Company’s charter regarding the composition of the Company’s Board of Directors;

7.	To amend certain provisions of the Company’s charter regarding the conduct of the Company’s Board of Directors;

8.	To amend certain provisions of the Company’s charter regarding the conduct of company business;

9.	To amend certain provisions of the Company’s charter restricting transfer and ownership of shares;

10.	To amend certain provisions of the Company’s charter stating that the NASAA REIT guidelines control interpretation of the Company’s charter;

11.	To amend certain provisions of the Company’s charter relating to the Company’s sponsor, advisor and their affiliates; and

12.	To approve proposed amendments regarding conforming changes and other ministerial modifications to and restatement of the Company’s charter.

The Company’s stockholders approved each of the twelve proposals described above.

The full results of the matters voted on at the Annual Meeting are set forth below:

Proposal No. 1 — Election of Directors:

Nominee	Votes For	Votes Against	Abstentions
William M. Kahane	43,985,444.816 (93.63%)	946,036.917 (2.01%)	2,044,651.231 (4.35%)
Randolph C. Read	44,494,307.573 (94.72%)	422,529.537 (0.90%)	2,059,295.854 (4.38%)
Elizabeth K. Tuppeny	44,532,728.766 (94.80%)	417,740.804 (0.89%)	2,025,663.394 (4.31%)
Dr. Robert J. Froehlich	44,452,530.209 (94.63%)	510,846.533 (1.09%)	2,012,756.222 (4.28%)

Proposal No. 2 — Ratification of the Appointment of KPMG as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2015:

Votes For	Votes Against	Abstentions
44,519,233.938 (94.77%)	411,386.092 (0.88%)	2,045,512.934 (4.35%)

Proposals Nos. 3 through 12 — Amendments to the Company’s Charter:

	Votes For	Votes Against	Abstentions
Proposal 3	42,942,381.179 (91.41%)	1,140,418.982 (2.43%)	2,893,332.803 (6.16%)
Proposal 4	42,486,425.492 (90.44%)	1,551,509.578 (3.30%)	2,938,197.894 (6.25%)
Proposal 5	42,399,644.325 (90.26%)	1,644,258.066 (3.50%)	2,932,230.573 (6.24%)
Proposal 6	42,849,278.296 (91.21%)	1,196,449.528 (2.55%)	2,930,405.140 (6.24%)
Proposal 7	42,830,879.439 (91.18%)	1,303,849.383 (2.78%)	2,841,404.142 (6.05%)
Proposal 8	42,958,762.009 (91.45%)	1,143,523.150 (2.43%)	2,873,847.805 (6.12%)
Proposal 9	42,840,971.563 (91.20%)	1,294,631.444 (2.76%)	2,840,529.957 (6.05%)
Proposal 10	42,881,119.652 (91.28%)	1,141,887.548 (2.43%)	2,953,125.764 (6.29%)
Proposal 11	42,896,678.107 (91.32%)	1,172,514.071 (2.50%)	2,906,940.786 (6.19%)
Proposal 12	43,013,265.064 (91.56%)	1,051,717.046 (2.24%)	2,911,150.854 (6.20%)

There were no broker non-votes. Approval of proposals 3 through 12 required the affirmative vote of stockholders entitled to cast at least a majority of all the votes entitled to be cast. As of the record date, 84,797,951 shares of the Company’s common stock were issued and outstanding and entitled to vote at the Annual Meeting. No other proposals were submitted to a vote of the Company’s stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Realty Capital Healthcare Trust II, Inc.

Date: June 23, 2015	By:	/s/ Thomas P. D’Arcy
Thomas P. D’Arcy
Chief Executive Officer and President